The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-290475-04
Subject to Completion
Preliminary Prospectus Supplement dated March 11, 2026
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2025)
$
First Mortgage Bonds, Floating Rate Series due 2076
Duke Energy Florida, LLC is offering $      aggregate principal amount of First Mortgage Bonds, Floating Rate Series due 2076 (the “Mortgage Bonds”).
We will pay interest on the Mortgage Bonds at a floating rate equal to Compounded SOFR (as defined herein) minus 0.35%, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2026. The Mortgage Bonds will mature as to principal on April 15, 2076. The Mortgage Bonds are secured by the lien of our mortgage and rank equally with all of our other first mortgage bonds from time to time outstanding. The lien of our mortgage is discussed under “Description of First Mortgage Bonds—Ranking and Security” on page 4 of the accompanying prospectus.
We may redeem the Mortgage Bonds at our option, in whole or in part, on or after April 15, 2056, as described in this prospectus supplement under the caption “Description of the Mortgage Bonds—Redemption—Optional Redemption.” In addition, upon the occurrence of specific events, we may redeem, at our option, the Mortgage Bonds, in whole, but not in part, as described in this prospectus supplement under the caption “Description of the Mortgage Bonds—Redemption—Special Redemption.” The Mortgage Bonds will not be entitled to the benefit of any sinking fund or to a special redemption by operation of a sinking fund.
The holders of the Mortgage Bonds may require us to repay some or all of the Mortgage Bonds, beginning on April 15, 2027, on every April 15 and October 15 thereafter through and including April 15, 2037 and thereafter on April 15 of every subsequent second year through and including April 15, 2073, as further described under the caption “Description of the Mortgage Bonds—Repayment at Option of Holder.”
If there is a “Tax Event” (as defined herein), we will have the right to shorten the maturity of the Mortgage Bonds to the extent needed, so that the interest we pay on the Mortgage Bonds will be deductible for United States federal income tax purposes. On the new maturity date, we will pay 100% of the principal amount of the Mortgage Bonds, plus accrued and unpaid interest on the Mortgage Bonds to the new maturity date.
The Mortgage Bonds are a new issue of securities with no established trading market. We do not intend to list the Mortgage Bonds on any securities exchange or include them in any automated quotation system. Please read the information provided under the caption “Description of the Mortgage Bonds” in this prospectus supplement and “Description of First Mortgage Bonds” in the accompanying prospectus for a more detailed description of the Mortgage Bonds.
Investing in the Mortgage Bonds involves risks. See “Risk Factors” on page S-6 of this prospectus supplement.
	Price to the Public(1)		Underwriting Discount		Proceeds to Duke Energy Florida, LLC Before Expenses
Per Mortgage Bond		%		%		%
Total Mortgage Bonds	$		$		$

(1)
Plus accrued interest from March   , 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect the Mortgage Bonds to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, on or about March   , 2026.

Joint Book-Running Managers
J.P. Morgan	Morgan Stanley	RBC Capital Markets	UBS Investment Bank

The date of this prospectus supplement is March    2026.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Duke Energy Florida,” “the Company,” “we,” “us” and “our” or similar terms are to Duke Energy Florida, LLC. References in this prospectus supplement to “First Mortgage Bonds” are to all of our first mortgage bonds issued under the Mortgage (as defined under “Description of the Mortgage Bonds” below) and from time to time outstanding.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Mortgage Bonds involves risks. See “Risk Factors” in this prospectus supplement.
Duke Energy Florida, LLC
Duke Energy Florida, LLC, a Florida limited liability company and an indirect wholly owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of Florida. Duke Energy Florida’s service area covers approximately 13,000 square miles and supplies electric service to approximately 2.1 million residential, commercial and industrial customers. As of December 31, 2025, our asset portfolio included approximately 12,765 megawatts of owned generation capacity, 49,700 miles of distribution lines and 5,500 miles of transmission lines.
The address of our principal executive offices is 299 First Avenue North, St. Petersburg, Florida 33701. Our telephone number is (800) 488-3853.
The foregoing information about Duke Energy Florida is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Florida, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus supplement.

The Offering
Issuer
Duke Energy Florida, LLC
Securities Offered
We are offering $      aggregate principal amount of Mortgage Bonds.
Maturity Date
The Mortgage Bonds will mature on April 15, 2076.
Interest Rate
The per annum interest rate on the Mortgage Bonds will be a floating rate equal to Compounded SOFR minus 0.35%.
Interest Payment Dates
Interest on the Mortgage Bonds will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2026.
Ranking
The Mortgage Bonds are a new series of First Mortgage Bonds and will be secured by the lien of the Mortgage and will rank equally with all our other First Mortgage Bonds from time to time outstanding. See “Description of the Mortgage Bonds—Ranking and Security.” At December 31, 2025, we had outstanding approximately $10.3 billion in aggregate principal amount of First Mortgage Bonds, which will rank equally with the Mortgage Bonds.
Further Issuance
Subject to the limits contained in the Mortgage that are described under “Description of the Mortgage Bonds—Basis for Issuance of the Mortgage Bonds,” we may, at any time, without the consent of the holders of the Mortgage Bonds, issue additional First Mortgage Bonds having the same ranking, interest rate calculation method, maturity and other terms (except for the price to the public, the issue date and, if applicable, the initial interest accrual date and the first interest payment date) as the Mortgage Bonds being offered hereby; provided, however, that such additional First Mortgage Bonds must be fungible with the Mortgage Bonds for U.S. federal income tax purposes, and any such additional First Mortgage Bonds, together with the Mortgage Bonds, will be taken to constitute the same series of First Mortgage Bonds under the Mortgage.
Collateral
In the opinion of our counsel, the Mortgage Bonds will be secured by a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by us, except miscellaneous properties specifically excepted. After-acquired property is covered by the lien of the Mortgage (as defined herein), subject to existing liens at the time such property is acquired.
Optional Redemption
We may redeem the Mortgage Bonds at our option, in whole or in part, on or after April 15, 2056, at the redemption prices set forth under the caption “Description of the Mortgage Bonds—Redemption—Optional Redemption.”
Special Redemption
Upon the occurrence of certain specific events described under “Description of the Mortgage Bonds—Redemption—Special Redemption,” we may redeem, at our option, the Mortgage Bonds, together with all other outstanding First Mortgage Bonds, in whole, but not in part, at a redemption price equal to 125% of the principal amount of the Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Mortgage Bonds—Redemption—Special Redemption.”

Repayment at Option of
Holder
The Mortgage Bonds will be repayable at the option of a holder of the Mortgage Bonds, in whole or in part, on the repayment dates at the repayment prices set forth under the caption “Description of the Mortgage Bonds—Repayment at Option of Holder.”
Conditional Right to Shorten Maturity
The maturity of the Mortgage Bonds may be shortened upon the occurrence of a Tax Event (as defined herein). See “Description of the Mortgage Bonds—Conditional Right to Shorten Maturity.”
No Sinking Fund
The Mortgage Bonds will not be entitled to the benefit of any sinking fund or to a special redemption by operation of a sinking fund.
Basis for Issuance of Additional First Mortgage Bonds
We will issue the Mortgage Bonds based upon the bondable value of property additions. Under the terms of the Mortgage (as defined herein), (i) as of December 31, 2025, we could issue additional First Mortgage Bonds in amounts up to approximately $4.8 billion based upon the bondable value of property additions (approximately $      billion after giving effect to the offering) and (ii) as of December 31, 2025, we could issue additional First Mortgage Bonds in amounts equal to approximately $130 million based upon the amount of previously authenticated First Mortgage Bonds that have been canceled or delivered for cancellation.
Use of Proceeds
The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the Mortgage Bonds (i) to pay down a portion of our outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (ii) for general company purposes, including to fund capital expenditures for ongoing construction and capital maintenance. At February 27, 2026, we had approximately $305 million of outstanding short-term money-pool borrowings at an annual interest rate of 3.84%. See “Use of Proceeds.”
Book-Entry
The Mortgage Bonds will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Mortgage Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. This means that you will not receive a certificate for your Mortgage Bonds and Mortgage Bonds will not be registered in your name, except under certain limited circumstances described under the caption “Book-Entry System.”
Mortgage Trustee
The Bank of New York Mellon.
Calculation Agent
The Bank of New York Mellon.

Risk Factors
An investment in the Mortgage Bonds involves risks. You should carefully consider the discussion of risks in “Risk Factors” included or incorporated by reference in this prospectus supplement and the other information in this prospectus supplement and the accompanying prospectus, including “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement, before making an investment decision.

RISK FACTORS
In addition to the risk factors described below, you should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
SOFR (as defined herein) is a relatively new reference rate and its composition and characteristics are not the same as the London Inter-bank Offered Rate (“LIBOR”).
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new United States dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by United States Treasury securities and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also begun publishing historical indicative SOFR from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.
The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as United States dollar LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Mortgage Bonds may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight United States Treasury repurchase agreement (“repo”) market. The Federal Reserve Bank of New York has at times conducted operations in the overnight United States Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Mortgage Bonds.
Any failure of SOFR to gain market acceptance could adversely affect the Mortgage Bonds.
According to the ARRC, SOFR was developed for use in certain United States dollar derivatives and other financial contracts as an alternative to United States dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight United States Treasury repo market. However, as a rate based on transactions secured by United States Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which United States dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Mortgage Bonds and the price at which investors can sell the Mortgage Bonds in the secondary market.
In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Mortgage Bonds, the trading price of the Mortgage Bonds may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the Mortgage Bonds may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Mortgage Bonds may not be able to sell the Mortgage Bonds at all or may not be able to sell the Mortgage Bonds at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the Mortgage Bonds is based on a Compounded SOFR rate and the SOFR Index (as defined herein), both of which are relatively new in the marketplace.
For each Interest Period (as defined herein), the interest rate on the Mortgage Bonds is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under the caption “Description of the Mortgage Bonds—Maturity, Interest and Payment—Compounded SOFR and the SOFR Index,” not the SOFR rate published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Mortgage Bonds during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Mortgage Bonds on the Interest Payment Date (as defined herein) for such Interest Period.
Very limited market precedent exists for securities that use SOFR as part of the interest rate calculation and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index in March 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in the Mortgage Bonds may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the Mortgage Bonds.
Compounded SOFR with respect to a particular Interest Period will only be capable of being determined near the end of the relevant Interest Period.
The level of Compounded SOFR applicable to a particular Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined on the Interest Payment Determination Date (as defined herein) for such Interest Period. Because each such date is near the end of such Interest Period, investors will not know the amount of interest payable with respect to a particular Interest Period until shortly prior to the related Interest Payment Date and it may be difficult for an investor to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the Mortgage Bonds without changes to their information technology systems. An inability to reliably estimate accrued and unpaid interest as well as the potential need for some investors to change their information technology systems could adversely impact the liquidity and trading price of the Mortgage Bonds.
The SOFR Index may be modified or discontinued and the Mortgage Bonds may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Mortgage Bonds.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than the Company, and the Company has no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Mortgage Bonds. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Mortgage Bonds and the trading prices of the Mortgage Bonds. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

If the Company (or its designee (which may be an independent financial advisor or any other designee of the Company) (any of such entities, a “Designee”)) determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the Mortgage Bonds will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, minus a spread adjustment, which is referred to as a “Benchmark Replacement” (as defined herein), as further described under the caption “Description of the Mortgage Bonds—Maturity, Interest and Payment—Effect of Benchmark Transition Event.”
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) the International Swaps and Derivatives Association (the “ISDA”) or (iii) in certain circumstances, the Company (or its Designee). In addition, the terms of the Mortgage Bonds expressly authorize the Company (or its Designee), without approval of the holders of the Mortgage Bonds, to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “Interest Period”, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Mortgage Bonds by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations and decisions or elections that may be made under the terms of the Mortgage Bonds in connection with a Benchmark Transition Event could adversely affect the value of the Mortgage Bonds, the return on the Mortgage Bonds and the price at which an investor can sell such Mortgage Bonds.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Mortgage Bonds, the return on the Mortgage Bonds and the price at which an investor can sell the Mortgage Bonds), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the value of the Mortgage Bonds, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for Mortgage Bonds linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider investors’ interests in doing so.
The Company (or its Designee) will make certain determinations with respect to the Mortgage Bonds, which determinations may adversely affect the Mortgage Bonds.
The Company (or its Designee) will make certain determinations with respect to the Mortgage Bonds as further described under the caption “Description of the Mortgage Bonds—Maturity, Interest and Payment.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Company (or its Designee) will make certain determinations with respect to the Mortgage Bonds in its (or its Designee’s) sole discretion as further described under the caption “Description of the Mortgage Bonds—Maturity, Interest and Payment—Effect of Benchmark Transition Event.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by the Company’s Designee will be made by the Company. Any of these determinations may adversely affect the value of the Mortgage Bonds, the return on the Mortgage Bonds and the price at which an investor can sell such Mortgage Bonds. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Mortgage Bonds, the return on the Mortgage Bonds and the price at which an investor can sell such Mortgage Bonds. For further information regarding these types of determinations, see “Description of the Mortgage Bonds—Maturity, Interest and Payment—Effect of Benchmark Transition Event.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
•
The ability to implement Duke Energy Corporation’s business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;

•
State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•
The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

•
Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•
Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in our service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

•
Advancements in technology, including artificial intelligence;

•
Additional competition in electric markets, municipalization and continued industry consolidation;

•
The influence of weather and other natural phenomena on operations, financial position and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

•
Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to us resulting from an incident that affects the United States electric grid or generating resources;

•
The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, our generation portfolio, and general market and economic conditions;

•
Our credit ratings may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of our capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs and recover on claims made;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The performance of projects undertaken by our business and the success of efforts to invest in and develop new opportunities;

•
The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

•
The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•
The impacts from potential impairments of goodwill or investment carrying values; and

•
Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans.

Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the Mortgage Bonds (i) to pay down a portion of our outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (ii) for general company purposes, including to fund capital expenditures for ongoing construction and capital maintenance. At February 27, 2026, we had approximately $305 million of outstanding short-term money-pool borrowings at an annual interest rate of 3.84%.

DESCRIPTION OF THE MORTGAGE BONDS
We will issue the Mortgage Bonds as a new series of First Mortgage Bonds under an Indenture, dated as of January 1, 1944 (the “Original Indenture”), with The Bank of New York Mellon, as successor trustee (the “Mortgage Trustee”). The Original Indenture is supplemented by supplemental indentures, including by the Sixty-Fourth Supplemental Indenture to be dated as of March 1, 2026 (the “Supplemental Indenture”), which establishes the specific terms of the Mortgage Bonds. In the following discussion, we will refer to the Original Indenture and all indentures supplemental to the Indenture together as the “Mortgage.”
Please read the following information concerning the Mortgage Bonds in conjunction with the statements under “Description of First Mortgage Bonds” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. Capitalized terms not defined in this prospectus supplement are used as defined in the Mortgage and the Supplemental Indenture governing the Mortgage Bonds or as otherwise provided in the accompanying prospectus.
General
We will initially offer $      aggregate principal amount of the Mortgage Bonds. Subject to the limits contained in the Mortgage that are described under “—Basis for Issuance of the Mortgage Bonds,” we may, at any time, without the consent of the holders of the Mortgage Bonds, issue additional First Mortgage Bonds having the same ranking, interest rate calculation method, maturity and other terms (except for the price to the public, the issue date and, if applicable, the initial interest accrual date and the first interest payment date) as the Mortgage Bonds being offered hereby; provided, however, that such additional First Mortgage Bonds must be fungible with the Mortgage Bonds offered hereby for U.S. federal income tax purposes, and any such additional First Mortgage Bonds, together with the Mortgage Bonds, will be taken to constitute the same series of First Mortgage Bonds under the Mortgage.
The Mortgage Bonds will be issuable in minimum denominations of $1,000 and integral multiples thereof. For more information on DTC, see “Book-Entry System—The Depository Trust Company” below.
Basis for Issuance of the Mortgage Bonds
We will issue the Mortgage Bonds under the Mortgage based upon the bondable value of property additions.
•
As of December 31, 2025, we could issue under the Mortgage, based upon the bondable value of property additions, up to approximately $4.8 billion of additional First Mortgage Bonds (approximately $      billion after giving effect to this offering); and

•
As of December 31, 2025, we could issue under the Mortgage, based upon the amount of previously authenticated First Mortgage Bonds that have been canceled or delivered for cancellation, approximately $130 million of additional First Mortgage Bonds.

Maturity, Interest and Payment
The Mortgage Bonds will mature on April 15, 2076.
Until the principal amount of the Mortgage Bonds has been paid or made available for payment, we will make interest payments on the Mortgage Bonds quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”) to the person(s) in whose name(s) such Mortgage Bonds are registered at the close of business on the record date for the applicable Interest Payment Date, which will be the close of business on (i) the business day immediately preceding such Interest Payment Date so long as all of the Mortgage Bonds remain in book-entry only form or (ii) the tenth calendar day immediately preceding such Interest Payment Date if any of the Mortgage Bonds do not remain in book-entry only form.
Pursuant to the Mortgage, we will pay interest, to the extent enforceable under law, on any overdue installment of interest on the Mortgage Bonds at the highest rate of interest payable on any of the First Mortgage Bonds outstanding under the Mortgage.

The initial Interest Payment Date for the Mortgage Bonds is July 15, 2026.
The Mortgage Bonds will bear interest at an annual rate equal to Compounded SOFR, determined as described below, minus 0.35% (the “Margin”). Interest on the Mortgage Bonds will accrue from and including the date of original issuance to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on each Mortgage Bond will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Mortgage Bond to but excluding the next succeeding Interest Payment Date. No interest will accrue on a Mortgage Bond for the day that the Mortgage Bond matures or is redeemed. The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).
If any Interest Payment Date falls on a day that is not a business day, the Company will be required to make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of the maturity date or redemption date) the Company will be required to make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the maturity date or any redemption or repayment date of any Mortgage Bond falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
As further described below, on each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent (as defined below) will calculate the amount of accrued interest payable on the Mortgage Bonds by multiplying (i) the outstanding principal amount of the Mortgage Bonds by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest rate on the Mortgage Bonds be less than zero.
The term “Interest Period” means (i) the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the initial issue date) to, but excluding, the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date or (iii) in the event of any redemption of any such Mortgage Bonds, from and including the Interest Payment Date immediately preceding the applicable redemption date to but excluding such redemption date.
Compounded SOFR and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by United States Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR Averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Interest Period has been determined.

Compounded SOFR. “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days (as defined below) before the initial issue date;
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the maturity date or, in the case of a redemption of the Mortgage Bonds, relating to the redemption date); and
“dc” is the number of calendar days in the relevant Observation Period.
For purposes of determining Compounded SOFR:
“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date (or, in the final Interest Period, before the maturity date or, in the case of a redemption of the Mortgage Bonds, before the applicable redemption date).
“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the maturity date or, in the case of a redemption of the Mortgage Bonds, preceding the applicable redemption date).
“SOFR Index” means, with respect to any United States Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator (as defined herein) as such index appears on the SOFR Administrator’s Website (as defined herein) at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)
if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Notwithstanding anything to the contrary in the documentation relating to the Mortgage Bonds, if the Company (or its Designee) determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Mortgage Bonds.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Mortgage Bonds will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.
SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at
https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
Benchmark Replacement
If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Mortgage Bonds in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes
In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
Decisions and Determinations
Any determination, decision or election that may be made by the Company (or its Designee) pursuant this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Mortgage Bonds, shall become effective without consent from the holders of the Mortgage Bonds or any other party.
Certain Defined Terms
As used in this subsection “Effect of Benchmark Transition Event,” the following terms have the following meanings:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to

Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)
the sum of:   (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of:   (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(3)
the sum of:   (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified in this Prospectus Supplement and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Mortgage Bonds.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Mortgage Bonds, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Calculation of the Floating Interest Rate
The “Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon.
Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described above, by the Company (or its Designee), will be final and binding on the Company, the Mortgage Trustee and the holders of the Mortgage Bonds.

None of the Mortgage Trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.
None of the Mortgage Trustee, paying agent, registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in this prospectus supplement and the accompanying prospectus as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by this prospectus supplement and the accompanying prospectus and reasonably required for the performance of such duties.
Ranking and Security
The Mortgage Bonds will be secured by the lien of the Mortgage and will rank equally with all our other First Mortgage Bonds from time to time outstanding. At December 31, 2025, we had approximately $10.3 billion in aggregate principal amount of First Mortgage Bonds outstanding, which will rank equally with the Mortgage Bonds. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by us, except miscellaneous properties specifically excepted. After-acquired property is covered by the lien of the Mortgage, subject to existing liens at the time such property is acquired.
Dividend Restrictions
So long as any First Mortgage Bonds are outstanding, we may only pay cash dividends on our common stock, and make any other distribution to Progress Energy, Inc., our common stockholder, out of our net income subsequent to December 31, 1943. For purposes of the Mortgage, the terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” shall be interpreted so as to include membership interests.
Redemption
In the case of any redemption as described under “—Optional Redemption” below, any notice of redemption may state that the redemption will be conditional upon the Mortgage Trustee receiving sufficient funds to pay the principal, premium, if any, and interest on the Mortgage Bonds to be redeemed on the date fixed for redemption and that if the Mortgage Trustee does not receive those funds, the redemption notice will not apply, and we will not be required to redeem those Mortgage Bonds. If we elect to redeem the Mortgage Bonds as described under “—Optional Redemption,” we will notify the Mortgage Trustee of our election at least 15 days prior to the redemption date, including in the notice of redemption a reasonably detailed computation of the redemption price, or manner of calculation if not then known.
In the case of any redemption as described under “—Special Redemption” below, we have agreed that before any such redemption date for the Mortgage Bonds, we will deposit with the Mortgage Trustee a sum of money equal to the redemption price described under “—Special Redemption.” If we elect to redeem the Mortgage Bonds as described under “—Special Redemption,” we will notify the Mortgage Trustee of our election at least 45 days prior to the redemption date, or a shorter period acceptable to the Mortgage Trustee, including in the notice of redemption a reasonably detailed computation of the redemption price, or manner of calculation if not then known. In the event we fail to make the required deposit, all outstanding First Mortgage Bonds, including the Mortgage Bonds, shall immediately become due and payable.

Optional Redemption
On or after April 15, 2056, we may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at the following redemption prices (in each case expressed as a percentage of the principal amount of the Mortgage Bonds to be redeemed), if redeemed during the twelve-month periods beginning on April 15 as set forth below:
Twelve-month period beginning on	Redemption price
April 15, 2056	105.00%
April 15, 2057	104.50%
April 15, 2058	104.00%
April 15, 2059	103.50%
April 15, 2060	103.00%
April 15, 2061	102.50%
April 15, 2062	102.00%
April 15, 2063	101.50%
April 15, 2064	101.00%
April 15, 2065	100.50%
April 15, 2066	100.00%
and thereafter at 100% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.
Notice of redemption shall be given not less than 10 nor more than 90 days prior to the date fixed for redemption to the holders of Mortgage Bonds to be redeemed, which, as long as the Mortgage Bonds are held in the book-entry only system, will be DTC, its nominee or a successor depositary. If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on all or such portions of the Mortgage Bonds so called for redemption. So long as the Mortgage Bonds are registered in the name of DTC, its nominee or a successor depositary, if we elect to redeem less than all of the Mortgage Bonds, DTC’s practice is to determine by lot the amount of the interest of each direct participant in DTC in the Mortgage Bonds to be redeemed. At all other times, the Mortgage Trustee shall draw by lot the particular Mortgage Bonds, or portions of them, to be redeemed. For further information on DTC and its practices, see “Book-Entry System—The Depository Trust Company” below.
Special Redemption
The Mortgage Bonds, together with all other outstanding First Mortgage Bonds, are redeemable as a whole, but not in part, at our option, at the price set forth below, upon not less than 30 nor more than 90 days’ notice in the event that:
•
all of our outstanding common stock is acquired by some governmental body or instrumentality and we elect to redeem all outstanding First Mortgage Bonds, including the Mortgage Bonds; or

•
all, or substantially all, of the mortgaged and pledged property constituting “bondable property,” as defined in the Mortgage, that is then subject to the Mortgage as a first lien shall be released from the lien of the Mortgage pursuant to the provisions thereof, and available moneys held by the Mortgage Trustee, including any moneys deposited by us for the purpose, are sufficient to redeem all outstanding First Mortgage Bonds, including the Mortgage Bonds, at the applicable redemption prices (together with accrued interest to the date of redemption) upon the happening of such event.

In the event of a special redemption, the Mortgage Bonds will be redeemable at a redemption price equal to 125% of the principal amount of the Mortgage Bonds being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Repayment at Option of Holder
The Mortgage Bonds will be repayable at the option of a holder of the Mortgage Bonds, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount of the Mortgage Bonds to be repaid) as set forth below:
Repayment date	Repayment price
April 15, 2027	98.00%
October 15, 2027	98.00%
April 15, 2028	98.00%
October 15, 2028	98.00%
April 15, 2029	98.00%
October 15, 2029	98.00%
April 15, 2030	98.00%
October 15, 2030	98.00%
April 15, 2031	98.00%
October 15, 2031	99.00%
April 15, 2032	99.00%
October 15, 2032	99.00%
April 15, 2033	99.00%
October 15, 2033	99.00%
April 15, 2034	99.00%
October 15, 2034	99.00%
April 15, 2035	99.00%
October 15, 2035	99.00%
April 15, 2036	99.00%
October 15, 2036	99.00%
April 15, 2037	100.00%
and on April 15 of every second year thereafter, through and including April 15, 2073, at 100% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.
In order for a Mortgage Bond to be repaid at the option of a holder, the Mortgage Trustee must receive, at least 30 but not more than 60 days before the optional repayment date,
(1)
the Mortgage Bond with the form entitled “Option to Elect Repayment” on the reverse of the Mortgage Bond duly completed or

(2)
an email transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

•
the name of the holder of the Mortgage Bond;

•
the principal amount of the Mortgage Bond;

•
the principal amount of the Mortgage Bond to be repaid;

•
the certificate number or a description of the tenor and terms of the Mortgage Bond; and

•
a statement that the option to elect repayment is being exercised and a guarantee that the Mortgage Bond to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Mortgage Bond, will be received by the Mortgage Trustee not later than the fifth business day after the date of that email transmission or letter.

The repayment option may be exercised by the holder of a Mortgage Bond for less than the entire principal amount of the Mortgage Bond owned by such holder but, in that event, the principal amount of the Mortgage Bond owned by such holder remaining outstanding after repayment must be in an authorized denomination. With respect to the exercise of the repayment option for the Mortgage Bonds registered in the name of Cede & Co. and traded through DTC, see “—Book-Entry System—The Depository Trust Company.”
Conditional Right to Shorten Maturity
The Company intends to deduct interest paid on the Mortgage Bonds for United States federal income tax purposes. There have been proposed tax law changes in the past that, among other things, would have prohibited an issuer from being able to deduct some or all of the interest payments on debt instruments such as the Mortgage Bonds. There can be no assurance that similar legislation affecting the Company’s ability to deduct interest paid on the Mortgage Bonds will not be enacted in the future or that any such legislation would not affect the Mortgage Bonds. As a result, there can be no assurance that a Tax Event (as defined below) will not occur.
If a Tax Event occurs, the Company will have the right to shorten the maturity of the Mortgage Bonds, without the consent of the holders of the Mortgage Bonds,
•
to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the maturity, interest paid on the Mortgage Bonds will be deductible for United States federal income tax purposes or

•
if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company’s interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Company’s board of directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Mortgage Bonds on that new maturity date will be equal to 100% of the principal amount of the Mortgage Bonds, together with any accrued and unpaid interest thereon to but excluding that new maturity date. There can be no assurance that the Company would not exercise its right to shorten the maturity of the Mortgage Bonds if a Tax Event occurs or as to the period that the maturity would be shortened. If the Company elects to exercise its right to shorten the maturity of the Mortgage Bonds when a Tax Event occurs, the Company will give notice to each holder of the Mortgage Bonds not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the Mortgage Bonds. If the Mortgage Bonds are solely registered in the name of Cede & Co. and traded through DTC, then such notice will be delivered to DTC, and transmitted by DTC in accordance with its practices as described below in “—Book-Entry System—The Depository Trust Company.”
The Company believes that the Mortgage Bonds should constitute indebtedness for United States federal income tax purposes under current law and, in that case, an exercise of its right to shorten the maturity of the Mortgage Bonds upon a Tax Event should not be a taxable event to holders for those purposes. Prospective investors should be aware, however, that the Company’s exercise of its right to shorten the maturity of the Mortgage Bonds would be a taxable exchange to holders for United States federal income tax purposes if the Mortgage Bonds are treated as equity for United States federal income tax purposes before the maturity of the Mortgage Bonds is shortened, and as debt for such purposes after the maturity of the Mortgage Bonds is shortened for those purposes.
“Tax Event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:
•
any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

•
any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

•
any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after the date of this Prospectus Supplement, there is more than an insubstantial increase in the risk that interest paid by the Company on the Mortgage Bonds is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.
Mortgage Bonds Used as Qualified Replacement Property
Prospective investors seeking to treat the Mortgage Bonds as “qualified replacement property” for purposes of deferring gain upon the investors’ sale of “qualified securities” under section 1042 of the Code should be aware that section 1042 requires the issuer to meet certain requirements in order for the Mortgage Bonds to constitute qualified replacement property. In general, qualified replacement property is a security issued by a “domestic operating corporation”
•
that did not, for the taxable year preceding the taxable year in which such security was purchased, have “passive investment income” for purposes of section 1042 in excess of 25 percent of the gross receipts of such corporation for such preceding taxable year (the “Passive Income Test”) and

•
that did not itself (or have a controlled group member) issue the qualified securities.

For purposes of the Passive Income Test, where the issuing corporation is in control of one or more corporations or such issuing corporation is controlled by one or more other corporations, all such corporations are treated as one corporation when computing the amount of passive investment income for purposes of section 1042.
The Company believes that it qualifies as a domestic operating corporation within the meaning of section 1042 and that it meets the Passive Income Test, as determined under section 1042, for the taxable year ended December 31, 2025. In making this determination, the Company has made certain assumptions and used procedures which it believes are reasonable. There can be no assurance as to whether the Company will continue to qualify as a domestic operating corporation or meet the Passive Income Test. In addition, it is possible that the Internal Revenue Service may disagree with the manner in which the Company determined whether it meets the Passive Income Test for the taxable year ended December 31, 2025 or the conclusions reached in this discussion. Prospective purchasers of the Mortgage Bonds should consult with their own tax advisors with respect to these and other tax matters relating to the Mortgage Bonds.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (“FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on the Mortgage Bonds) and (ii) (except as provided below) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale or other disposition of the Mortgage Bonds). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a beneficial owner holds its Mortgage Bonds will affect the determination of whether such withholding is required. Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. Future Treasury regulations or other guidance may modify these requirements. The Company will not pay any additional amounts in respect of any amounts withheld under FATCA. Beneficial owners that hold their interests in a Mortgage Bond through a foreign entity or intermediary are encouraged to consult their tax advisors regarding FATCA.
Sinking Fund
The Mortgage Bonds will not be entitled to the benefit of any sinking fund or to a special redemption by operation of a sinking fund.

Satisfaction and Discharge of the Mortgage
Upon our request, all mortgaged property shall be reconveyed to us, the Mortgage shall be satisfied and discharged, and the lien of the Mortgage released, when:
•
we deliver to the Mortgage Trustee for cancellation all First Mortgage Bonds and coupons previously authenticated and not previously cancelled; or

•
all First Mortgage Bonds not previously cancelled or delivered to the Mortgage Trustee for cancellation shall be due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Mortgage Trustee for the giving of notice of redemption, and we have deposited with the Mortgage Trustee cash sufficient to pay at maturity or upon redemption all of such bonds; and

•
we have paid or caused to be paid all other sums payable under the Mortgage.

Concerning the Mortgage Trustee and Calculation Agent
The Bank of New York Mellon is the Mortgage Trustee and Calculation Agent. Duke Energy Florida and some of its affiliates have banking relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Florida and of some of its affiliates are outstanding.
The holders of not less than a majority in principal amount of the First Mortgage Bonds outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the Mortgage upon, the Mortgage Trustee; provided, however, that the Mortgage Trustee may, if it determines in good faith that such direction would involve the Mortgage Trustee in personal liability or be unjustly prejudicial to the rights of the non-assenting bondholders, decline to follow such direction. The Mortgage Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

BOOK-ENTRY SYSTEM
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The Mortgage Bonds initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC’s nominee.
You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Mortgage Bonds, DTC or such nominee will be considered the sole owner and holder of the Mortgage Bonds for all purposes of the Mortgage Bonds and the Mortgage. Except as provided below, owners of beneficial interests in the Mortgage Bonds will not be entitled to have the Mortgage Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Mortgage Bonds in definitive form and will not be considered the owners or holders of the Mortgage Bonds under the Mortgage, including for purposes of receiving any reports that we or the Mortgage Trustee deliver pursuant to the Mortgage. Accordingly, each person owning a beneficial interest in a Mortgage Bond must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Mortgage Bonds.
Unless and until we issue the Mortgage Bonds in fully certificated form under the limited circumstances described below under the heading “—Certificated Mortgage Bonds”:
•
you will not be entitled to receive physical delivery of a certificate representing your interest in the Mortgage Bonds;

•
all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Mortgage Bonds, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the Mortgage Bonds. The Mortgage Bonds will be issued as fully registered securities registered in the name of Cede & Co. DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement.
If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Mortgage Bonds, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.
Purchases of the Mortgage Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for the Mortgage Bonds on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Mortgage Bonds, except as provided below in “—Certificated Mortgage Bonds.”
To facilitate subsequent transfers, all Mortgage Bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Mortgage Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Mortgage Bonds. DTC’s records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Format
Under the book-entry format, the Mortgage Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Mortgage Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Mortgage Bonds on your behalf. We and the Mortgage Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Mortgage Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
The Mortgage Trustee will not recognize you as a holder of any Mortgage Bonds under the Mortgage and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Mortgage Bond if one or more of the direct participants to whom the Mortgage Bond is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Mortgage Bonds to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Mortgage Bonds.

Certificated Mortgage Bonds
Unless and until they are exchanged, in whole or in part, for Mortgage Bonds in definitive form in accordance with the terms of the Mortgage Bonds, the Mortgage Bonds may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.
We will issue Mortgage Bonds to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary or DTC is no longer a registered clearing agency under the Exchange Act and we are unable to appoint a qualified successor within 90 days;

•
an event of default has occurred and is continuing with respect to the Mortgage Bonds; or

•
we, at our option, and subject to DTC’s procedures, elect to effect an exchange of global securities for Mortgage Bonds issued to you or your nominees.

If any of the above events occurs, DTC is required to notify all direct participants that Mortgage Bonds in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Mortgage Bonds along with instructions for re-registration. The Mortgage Trustee will re-issue the Mortgage Bonds in fully certificated registered form and will recognize the registered holders of the certificated Mortgage Bonds as holders under the Mortgage.

UNDERWRITING
We have entered into an underwriting agreement with respect to the Mortgage Bonds with the underwriters listed below for whom J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives (the “underwriters”). Subject to certain conditions, each of the underwriters has severally, and not jointly, agreed to purchase the principal amount of Mortgage Bonds indicated in the following table:
Name	Principal Amount of Mortgage Bonds
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Total	$
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mortgage Bonds are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Mortgage Bonds if they purchase any of the Mortgage Bonds. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The underwriters are offering the Mortgage Bonds subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Mortgage Bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Discount
The Mortgage Bonds sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of    % of the principal amount of the Mortgage Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of    % of the principal amount of the Mortgage Bonds to certain other dealers. If all the Mortgage Bonds are not sold at the price to the public, the underwriters may change the price to the public and the other selling terms.
The expenses of this offering, not including the underwriting discount, are estimated to be approximately $374,000.
New Issue of Mortgage Bonds
The Mortgage Bonds are a new issue of securities with no established trading market. The Mortgage Bonds will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Mortgage Bonds, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Mortgage Bonds.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Mortgage Bonds. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of the Mortgage Bonds than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Mortgage Bonds while this offering is in process.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Mortgage Bonds. As a result, the price of the Mortgage Bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Settlement
It is expected that delivery of the Mortgage Bonds will be made against payment for the Mortgage Bonds on or about the date specified on the cover page of this prospectus supplement, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Mortgage Bonds prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Mortgage Bonds initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Mortgage Bonds who wish to trade the Mortgage Bonds prior to the date that is one business day preceding the settlement date should consult their own advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwrites or their affiliates may hedge their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the Mortgage Bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the Mortgage Bonds will be passed upon for Duke Energy Florida by Elizabeth H. Jones, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida. Certain legal matters with respect to the offering of the Mortgage Bonds will be passed upon for Duke Energy Florida by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to affiliates of Duke Energy Florida in connection with various matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2025; and

•
Current Report on Form 8-K filed on March 3, 2026.

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries, separately filed the combined Annual Report on Form 10-K listed above. We do not intend to incorporate by reference into this prospectus supplement the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Florida, LLC), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Florida, LLC) contained in such combined report.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Florida, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)

Prospectus
Duke Energy Florida, LLC
First Mortgage Bonds
Debt Securities
From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 1 of this prospectus before you invest in any of our securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2025.

Prospectus

i

REFERENCES TO ADDITIONAL INFORMATION
This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:
Investor Relations Department
Duke Energy Florida, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
See “Where You Can Find More Information” in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Duke Energy Florida filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of First Mortgage Bonds and Debt Securities, and may issue any of such securities in one or more offerings.
This prospectus provides general descriptions of the securities Duke Energy Florida may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy Florida,” “we,” “us” and “our” or similar terms are to Duke Energy Florida, LLC and its subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

THE COMPANY
Duke Energy Florida, a Florida limited liability company and an indirect wholly-owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of Florida. Our service territory covers approximately 13,000 square miles. We supply electric service, to approximately 2 million residential, commercial and industrial customers. As of December 31, 2024, our asset portfolio included approximately 12,542 megawatts of owned generation capacity, 48,700 miles of distribution lines and 5,400 miles of transmission lines.
We are a Florida limited liability company. The address of our principal executive offices is 299 First Avenue North, St. Petersburg, Florida 33701. Our telephone number is (800) 488-3853.
The foregoing information about Duke Energy Florida is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Florida, you should refer to the information described under the caption “Where You Can Find More Information.”
RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any offered securities:
•
to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

•
to repay maturing securities;

•
to finance our ongoing construction program; or

•
for general company purposes.

DESCRIPTION OF FIRST MORTGAGE BONDS
General
We will issue First Mortgage Bonds in one or more series under an Indenture, dated as of January 1, 1944, with The Bank of New York Mellon, as successor trustee (the “Mortgage Trustee”), as supplemented to date (the “Mortgage”) and as proposed to be supplemented by one or more supplemental indentures, including one or more supplemental indentures relating to the First Mortgage Bonds. When we offer to sell a particular series of First Mortgage Bonds, we will describe the specific terms of these First Mortgage Bonds in a prospectus supplement.
In the following discussion, we will refer to all of our First Mortgage Bonds, including those already issued and those to be issued in the future, as “First Mortgage Bonds.”
The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the information is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds or any particular series thereof. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and you should refer to the Trust Indenture Act for the provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can more easily locate the relevant provisions.
Provisions of a Particular Series
The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement or any free writing prospectus relating to any particular issue of the First Mortgage Bonds for the following information:
•
the designation, series and aggregate principal amount of the First Mortgage Bonds;

•
the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

•
the date of maturity for the First Mortgage Bonds;

•
the rate at which the First Mortgage Bonds will bear interest or the method of determining that rate;

•
the dates on which interest is payable;

•
the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•
whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

•
the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

•
redemption terms and sinking fund provisions, if any; and

•
any other specific terms that do not conflict with the Mortgage.

For more information, see Section 2.01 of the Mortgage.
No series of the First Mortgage Bonds will be limited in aggregate principal amount except as provided in the Mortgage. Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event of a change of control or highly leveraged transaction.
Form and Exchanges
Unless otherwise specified in the applicable prospectus supplement, we expect to issue the First Mortgage Bonds as fully registered bonds without coupons in denominations of $1,000 or any integral multiple of $1,000. Holders may exchange them, free of charge, for a like aggregate principal amount of other First Mortgage Bonds of different authorized denominations of the same series. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply. The First Mortgage Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York. For more information, see Sections 2.01 and 2.03 of the Mortgage.
Interest and Payment
The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest on First Mortgage Bonds held in (i) definitive or certificated form will be paid at the corporate trust office of the Mortgage Trustee in New York, New York, and (ii) global form will be paid as set forth herein under “Global Securities.”
Pursuant to the Mortgage, we will pay interest, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the highest rate of interest payable on any of the First Mortgage Bonds outstanding under the Mortgage. For more information, see Section 2.01 and Article X of the Mortgage.

Redemption and Purchase of First Mortgage Bonds
If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least 30 days’ notice to the holders of First Mortgage Bonds to be redeemed and to the Mortgage Trustee. We have agreed that before the redemption date we will deposit with the Mortgage Trustee a sum of money sufficient to redeem the subject First Mortgage Bonds. Our failure to make this required deposit will constitute a completed default under the Mortgage on the specified redemption date and the First Mortgage Bonds called for redemption shall immediately become due and payable. For more information, see Article VIII of the Mortgage.
First Mortgage Bonds are redeemable, in whole but not in part, on not more than 90 days’ notice to holders, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date of redemption, in the event that:
•
all of our outstanding common stock is acquired by some governmental body or instrumentality and we elect to redeem all First Mortgage Bonds; or

•
all or substantially all the mortgaged and pledged property, constituting bondable property as defined in the Mortgage, that is then subject to the Mortgage as a first lien shall be released from the lien of the Mortgage under the provisions thereof, and available moneys held by the Mortgage Trustee, including any moneys deposited by us for the purpose, are sufficient to redeem all the First Mortgage Bonds at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For more information, see Section 8.08 of the Mortgage.
Maintenance Fund
The Mortgage provides that the amount expended for property additions (excluding several stated exceptions) will, at the end of each year, equal the minimum provision for depreciation, for each calendar year subsequent to December 31, 1943, and if at the end of any such year we have not expended such required amount, we will, on or before the next succeeding March 31, deposit with the Mortgage Trustee the difference in cash. Certain credits are allowed against cash so required to be deposited. During the three years immediately following a cash deposit with the Mortgage Trustee, we may at any time or from time to time withdraw cash in an amount equal to any available maintenance credit. Cash not so withdrawn shall be applied towards the payment due upon maturity or for the redemption of outstanding First Mortgage Bonds as provided in the Mortgage. For more information, see Sections 5.08 and 1.05 of the Mortgage.
We must provide the Mortgage Trustee with an annual maintenance certificate with respect to the bondable value of property additions.
The minimum provision for depreciation means an amount equal to:
•
15% of our gross operating revenues, net of the cost of electric energy purchased for resale; less

•
an amount equal to the aggregate of the charges to operating expense for maintenance; provided, however,

•
that the minimum provision for depreciation for any period shall not exceed the maximum provision for depreciation, as defined, for the period.

The maximum provision for depreciation shall mean as to each full calendar year, an amount equal to:
•
$755,000, plus

•
2.25% of the sum of all property additions after January 1, 1944 up to the beginning of the subject calendar year, less

•
2.25% of the aggregate amount of all retirements of bondable property during the period after January 1, 1944 up to the beginning of the subject calendar year.

For periods other than a calendar year, the maximum provision for depreciation shall be based upon the maximum provision for depreciation for the calendar year ended during such period multiplied by the number of calendar months or fractions thereof included in such period and divided by 12.

Ranking and Security
The First Mortgage Bonds will be secured by the lien of the Mortgage and will rank equally with all bonds outstanding thereunder. In the opinion of our counsel, the Mortgage constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by us except miscellaneous properties specifically excepted. In addition, after-acquired property is covered by the lien of the Mortgage, subject to existing liens at the time such property is acquired. For more information, see the Preambles and Section 2.01 of the Mortgage.
Issuance of Additional First Mortgage Bonds
First Mortgage Bonds may be issued under the Mortgage in a principal amount equal to:
•
an amount not exceeding 60% of the bondable value of property additions, which term generally includes all of our tangible property that we are authorized to acquire, own and operate, that has become subject to the Mortgage and which is used in connection with the generation, purchase, transmission, distribution or sale of electricity for light, heat, power or other purposes;

•
an additional aggregate principal amount not exceeding the aggregate principal amount of refundable prior lien bonds deposited with the Mortgage Trustee or judicially determined to be invalid;

•
an additional aggregate principal amount not exceeding the aggregate principal amount of any outstanding First Mortgage Bonds that have been canceled or delivered for cancellation; and

•
an additional aggregate principal amount equal to the amount of cash deposited with the Mortgage Trustee against the issuance of bonds.

For more information, see Sections 4.03 thorough 4.06 of the Mortgage.
First Mortgage Bonds may be authenticated pursuant to the first and fourth bullet points above (and in certain cases pursuant to the second and third bullet points above) only if net earnings for 12 successive months in the 15 months immediately preceding the first day of the month in which application for additional First Mortgage Bonds is made shall be at least two times the annual interest charges on the First Mortgage Bonds and prior lien bonds outstanding and to be outstanding. For more information, see Sections 4.08 and 1.06 of the Mortgage.
Restriction on Dividends
Unless otherwise stated in the prospectus supplement, in the case of First Mortgage Bonds issued under this prospectus and any accompanying prospectus supplement, and so long as any First Mortgage Bonds are outstanding, we may only pay cash dividends on our common stock, and make any other distribution to Florida Progress, our common stockholder, out of our net income subsequent to December 31, 1943. For more information, see Section 5.24 of the Mortgage. For purposes of the Mortgage, the terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” shall be interpreted so as to include membership interests.
Release and Substitution of Property
Subject to various limitations, property may be released from the lien of the Mortgage when sold or exchanged, upon the basis of:
•
cash deposited with the Mortgage Trustee;

•
the principal amount of any purchase money obligations pledged with the Mortgage Trustee;

•
the fair value of any property additions certified to the Mortgage Trustee and acquired by us in exchange for the property to be released; or

•
if non-bondable property is to be released, the fair value of property and certain securities certified to the Mortgage Trustee and acquired by us in exchange for the property to be released, less the principal amount of certain outstanding prior lien bonds.

For more information, see Section 9.03 of the Mortgage.
If all or substantially all of the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Mortgage as a first lien shall be released, whether pursuant to our request or by eminent domain, then we are required to redeem all the First Mortgage Bonds and have agreed to deposit with the Mortgage Trustee sufficient cash for that purpose. Any new property acquired to take the place of any property released shall be subjected to the lien of the Mortgage. For more information, see Sections 8.08(b), 9.03, 9.05 and 9.11 of the Mortgage.
Modification of Mortgage
The Mortgage may generally be modified with the consent of the holders of not less than 75% in aggregate principal amount of First Mortgage Bonds outstanding which would be affected by the action proposed to be taken, except no such modifications shall:
•
extend the maturity of any First Mortgage Bonds, or reduce the interest rate or extend the time of payment thereof, or reduce the principal amount thereof, without the express consent of the holder of each First Mortgage Bond affected;

•
reduce the percentage of holders who must consent to the modifications referred to in this section without the consent of the holders of all First Mortgage Bonds outstanding;

•
permit the creation of a prior or equal lien on the pledged property; or

•
deprive any First Mortgage Bond of the lien of the Mortgage.

For more information, see Section 17.02 of the Mortgage.
Default
In the event of a completed default, the Mortgage Trustee or the holders of at least 25% of the outstanding First Mortgage Bonds may declare the principal of all outstanding First Mortgage Bonds immediately due and payable. The following are defined as completed defaults in the Mortgage:
•
default in the payment of principal of, and premium, if any, on any of the First Mortgage Bonds when due and payable, whether at maturity or by declaration, or otherwise;

•
default continued for 60 days in the payment of any interest on any of the First Mortgage Bonds;

•
default in the payment of principal or interest upon any outstanding prior lien bonds continued beyond any applicable grace period;

•
certain acts of bankruptcy, insolvency or reorganization; and

•
default continued for 60 days after written notice to us by the Mortgage Trustee (or to us and the Mortgage Trustee by the holders of at least 25% in principal amount of the then outstanding First Mortgage Bonds) in the observance or performance of any other covenant, agreement or condition contained in the Mortgage or in any of the First Mortgage Bonds.

For more information, see Section 10.01 of the Mortgage.
If all defaults have been cured, however, the holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds then outstanding may rescind and annul the declaration and its consequences. If the Mortgage Trustee in good faith determines it to be in the interest of the holders of the First Mortgage Bonds, it may withhold notice of default, except in payment of principal, premium, if any, interest or sinking fund payments, if any, for retirement of First Mortgage Bonds. We are required by the Mortgage to report annually to the Mortgage Trustee as to the absence of default and compliance with the provisions of the Mortgage. For more information, see Sections 10.01, 10.02 and 5.23 of the Mortgage.
The holders of not less than a majority in principal amount of the First Mortgage Bonds outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the Mortgage upon, the Mortgage Trustee; provided, however, that the Mortgage Trustee may, if it determines in good faith that such direction would involve the Mortgage Trustee in personal liability or be unjustly prejudicial to the rights of the non-assenting bondholders, decline to follow such direction. For more information, see Section 10.06 of the Mortgage.
Satisfaction and Discharge of the Mortgage
Upon our request, all mortgaged property shall be reconveyed to us, the Mortgage shall be satisfied and discharged, and the lien of the Mortgage released, when:
•
we deliver to the Mortgage Trustee for cancellation all First Mortgage Bonds and coupons previously authenticated and not previously cancelled; or;

•
all First Mortgage Bonds not previously cancelled or delivered to the Mortgage Trustee for cancellation shall be due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Mortgage Trustee for the giving of notice of redemption, and we have deposited with the Mortgage Trustee cash sufficient to pay at maturity or upon redemption of all of such bonds; and

•
we have paid or caused to be paid all other sums payable under the Mortgage.

Merger, Consolidation, Etc.
Nothing in the Mortgage shall prevent any consolidation of Duke Energy Florida with or merger into, or conveyance, transfer or lease of all or substantially all of its property as an entirety to, another corporation or other entity (the “successor corporation”), subject to the following conditions:
•
the transaction is on terms that will fully preserve and in no respects impair the lien or security of the Mortgage or the rights and powers of the Mortgage Trustee and the bondholders;

•
the successor corporation expressly assumes in writing our obligations under the Mortgage; and

•
in the case of a lease, the lease is made expressly subject to termination by us or by the Mortgage Trustee at any time during the occurrence and continuance of an event of default.

Although the successor corporation may subject to the lien of the Mortgage, in its sole discretion, property then owned or thereafter acquired by the successor corporation, the lien of the Mortgage generally will not cover the property of the successor corporation other than (a) the property it acquires from us and improvements, extensions and additions to the mortgaged property and (b) renewals, replacements and substitutions thereof, as described within the Mortgage.
Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage
Upon any request or application by us to the Mortgage Trustee to take action that is dependent upon our compliance with conditions precedent (including covenant compliance) under the Mortgage, we shall provide to the Mortgage Trustee certificates and opinions required under the Mortgage with respect to compliance with such conditions precedent.
We may demonstrate compliance with Mortgage provisions regarding certificates and opinions by providing written statements to the Mortgage Trustee from our officers or experts we select. For instance, we may select an engineer or appraiser to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings, or counsel regarding property titles and compliance with the Mortgage generally. In certain significant matters, applicable law requires that an accountant or engineer must be independent. For more information, see Section 314(d) of the Trust Indenture Act. We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.
Concerning the Mortgage Trustee
In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking, and securities underwriting services to us and our affiliates. The Mortgage Trustee’s affiliate currently serves as Debt Securities Trustee under our Debt Securities Indenture described below.

DESCRIPTION OF DEBT SECURITIES
General
The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under the Indenture (for Debt Securities), dated as of December 7, 2005, between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee, as supplemented to date and as proposed to be supplemented by one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. In this prospectus we refer to each of the Indenture (for Debt Securities) and the form of indenture for Debt Securities, as applicable, as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[      ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. The Indenture (For Debt Securities) dated as of December 7, 2005 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all of our currently outstanding and future First Mortgage Bonds to the extent of the value of the collateral securing such First Mortgage Bonds. The First Mortgage Bond holders have a first lien on substantially all of our assets. Our Debt Securities that are designated Subordinated Debt. Securities will be subordinate to all of our currently outstanding and future First Mortgage Bonds and Debt Securities that are not designated Subordinated Debt Securities. The Indenture (For Debt Securities) does not limit the amount of First Mortgage Bonds that we may issue.
Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:
•
the title of the Debt Securities;

•
any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•
the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•
the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•
the date from which any interest will accrue;

•
the dates on which we will pay interest;

•
our ability to defer interest payments and any related restrictions during any interest deferral period; and

•
the record date for any interest payable on any interest payment date;

•
the place where

•
the principal of, premium, if any, and interest on the Debt Securities will be payable;

•
you may register transfer of the Debt Securities;

•
you may exchange the Debt Securities; and

•
you may serve notices and demands upon us regarding the Debt Securities;

•
the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•
the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•
the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•
the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•
the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•
the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•
if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•
the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•
if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•
any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•
the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•
whether we are issuing Debt Securities as global securities, and if so,

•
any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•
any limitations on the right to obtain definitive certificates for the Debt Securities; and

•
any other matters incidental to the Debt Securities;

•
whether we are issuing the Debt Securities as bearer securities;

•
any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•
any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•
any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities; and

•
any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.
Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.
Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:
•
there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•
any Senior Indebtedness is not paid when due;

•
any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•
the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement states otherwise, the term “Senior Indebtedness” means:
•
all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•
for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•
for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•
indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.
Form, Exchange and Transfer
Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.
Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.
The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.
We will not be required to:
•
issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•
register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:
•
that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•
that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:
•
the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•
is organized and validly existing under the laws of any domestic jurisdiction; and

•
expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•
immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•
we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default
Unless the applicable prospectus supplement states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
•
failure to pay any interest due on any Debt Security of that series within 30 days;

•
failure to pay principal or premium, if any, when due on any Debt Security of that series;

•
failure to make any required sinking fund payment on any Debt Securities of that series;

•
breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•
certain events of bankruptcy, insolvency or reorganization; and

•
any other event of default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.
An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
•
we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•
all overdue interest on all Debt Securities of the particular series;

•
the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•
interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•
all amounts due to the Debt Securities Trustee under the applicable indenture; and

•
any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
•
the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•
the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
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to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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to add any additional events of default;

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to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt

Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;
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to provide collateral security for the Debt Securities;

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to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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to change any place where:

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the principal of and any premium and interest on any Debt Securities are payable;

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any Debt Securities may be surrendered for registration of transfer or exchange; or

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notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
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compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

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any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
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may not, without the consent of the holder of each outstanding Debt Security affected:

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change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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reduce any premium payable upon the redemption of the Debt Securities;

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reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

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may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
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changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

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modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.
Governing Law
The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.
Concerning the Current Trustee or Future Trustees
In the normal course of business, the Trustee under our Indenture (For Debt Securities), dated as of December 7, 2005, or its affiliates provides, and any future trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking, and securities underwriting services to us and our affiliates. The Debt Securities Trustee’s affiliate currently serves as Mortgage Trustee under our Mortgage described above.
GLOBAL SECURITIES
We may issue some or all of the First Mortgage Bonds and Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.
As long as the securities depositary or its nominee is the registered holder of a global security representing securities described in this prospectus, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:
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may not have the global security or any securities it represents registered in their names;

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may not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

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will not be considered the owners or holders of the global security or any securities it represents for any purposes under the applicable securities or the related mortgage or indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing securities described in this prospectus is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the securities depositary, with respect to participants’ interests; and

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any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing securities described in this prospectus, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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Duke Energy Florida;

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the applicable trustee; or

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any agent of either of them.

PLAN OF DISTRIBUTION
We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.
Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Florida, LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
VALIDITY OF THE SECURITIES
Dianne M. Triplett, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Florida, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by Duke Energy Florida, LLC with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed:

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Annual Report on Form 10-K for the year ended December 31, 2024;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025; and

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Current Reports on Form 8-K filed on March 17, 2025 and August 5, 2025 (only Item 1.01).

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and combined Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the stand alone information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Florida, LLC), and we make no representation as to such stand alone information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Florida, LLC) contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Florida, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.